Exhibit 10.1

AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

THIS AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT

(“Amendment”), dated as set forth below, is by and between Fairholme Capital Management, L.L.C. (“Fairholme”) and the undersigned client (“Client” and together with Manager, the “Parties”). Except as otherwise set forth herein, defined terms shall have the meaning or meanings set forth in the Agreement.

WHEREAS, the Parties previously entered into the Agreement pursuant to which Manager currently serves as investment manager with respect to the Account (“Agreement”);

WHEREAS, the Parties now desire to amend the Agreement in accordance with the provisions set forth below; and

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree that the Agreement is amended as follows:

1.	Subsection (a) of Section 8 of the Agreement is revised and restated as follows:

(a) To the greatest extent permitted by applicable law and subject to the “no waiver of rights” provision below, Fairholme will not be liable for any expenses, losses, damages, liabilities, demands, charges and claims of any kind or nature whatsoever (including any costs and expenses, including legal expenses, relating to investigating or defending any demands, charges and claims (“Losses”) by or with respect to the Client's Account, except to the extent such Losses are actual losses proven with reasonable certainty, are not speculative, are proven to have been fairly within the contemplation of the parties as of the date of this Agreement, and are determined by a court of competent jurisdiction or an arbitration panel (in accordance with Section 22) in a final non appealable judgment or order to have been the sole and direct result of an act or omission taken or omitted by Fairholme during the term of this Agreement which constitutes willful malfeasance, bad faith, illegal conduct, reckless disregard or gross negligence with respect to Fairholme 's obligations under this Agreement. Without limiting the generality of the foregoing and subject to the “no waiver of rights” provision below, Fairholme will not be liable for any indirect, special, incidental or consequential damages or other losses (regardless of whether such damages or other losses were reasonably foreseeable). Fairholme will not be responsible for any Losses incurred after termination of the Account. Fairholme will have no responsibility whatsoever for the management of any of the Client's assets which are not managed by Fairholme and will incur no liability for any Losses that may result from the management, mismanagement or non-management of such other assets of the Client.

No Waiver of Rights. Nothing contained in this Agreement is intended to be a waiver or limitation of the Client's rights under U.S. federal or U.S. state securities laws. In particular, but without limiting the immediately preceding sentence, Fairholme acknowledges that in rendering its services to Client's Account as described in this Agreement, Fairholme is subject to applicable fiduciary duties under the Advisers Act, which are not subject to waiver or limitation, including a duty of care and a duty of loyalty. Accordingly, the Client retains its rights to pursue all remedies available to Client under the Advisers Act.

2.	Governing Law. The Parties agree that the governing law identified in the Agreement shall also govern this Amendment.

3.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth below.

FAIRHOLME CAPITAL MANAGEMENT, L.L.C

Signature:	/s/ Fernando Font
Name:	Fernando Font
Title:	Chief Operating Officer

The St. Joe Company

Signature:	/s/ Marek Bakun
Name:	Marek Bakun
Title:	CFO - EVP

Dated as of: July 14, 2025